                                                                   EXHIBIT 3.115

Form C-102a
Rev. 7-1-71

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                      NEW CO. OF NORTHERN NEW JERSEY, INC.
                  -------------------------------------------
                     (For Use by Domestic Corporation Only)

To: The Secretary of State "FEDERAL EMPLOYER IDENTIFICATION NO."
    State of New Jersey

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is New Co. of Northern New Jersey, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 17th day of July, 1990.

         Resolved, that Article I of the Certificate of Incorporation be amended to read as follows:

                  The name of the corporation is: U-Haul Co. of
                                New Jersey, Inc.

         3. The number of shares outstanding at the time of the adoption of the amendment was 500. The total number of shares entitled to vote thereon was 500.

If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)

         4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

Number of Shares Voting For Amendment    Number of Shares Voting Against Amendment
-------------------------------------    -----------------------------------------
                 500                                      -0-

(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes. Omit this clause if not applicable.)

         5. The staled capital of the corporation is reduced in the following amount: ___________. The manner in which the reduction is effected is as follows:

                                       n/a

         The amount of slated capital of the corporation after giving effect to the reduction is $__________________. (Must be set forth in dollars.)

                                       n/a

         6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

                                       n/a

         (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

         7. The effective date of this Amendment to the Certificate of Incorporation shall be when filed.

Dated this 2nd day of January, 1991.

                                          New Co. of Northern New Jersey , Inc.
                                          -------------------------------------
                                                   (Corporate Name)

                                          By: /s/ John A. Lorentz
                                              ---------------------------------
                                                        (Signature)

                                          John A. Lorentz, President
                                          -------------------------------------
                                               (Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

Fees for filing in Office of the Secretary of State, State House, Trenton, N.J. 08625.

         Filing Fee            +50.00

NOTE: No recording fees will be assessed.

                            ARTICLES OF INCORPORATION

                                       OF

                      NEW CO. OF NORTHERN NEW JERSEY, INC.

         THE UNDERSIGNED, being twenty-one years or older does hereby adopt the following Articles of Incorporation for the purpose of forming a corporation under the laws of the State of New Jersey.

                                    ARTICLE I

         The name of the corporation is NEW CO. OF NORTHERN NEW JERSEY INC.

                                   ARTICLE II

         The period of duration of the corporation is perpetual.

                                   ARTICLE III

         The purpose or purposes for which the corporation is organized are to rent and lease to the general public trailers, semi-trailers, trucks, passenger automobiles and other equipment, tools, machinery, vehicles and property of any and every kind and description, and to purchase or otherwise acquire and operate any facilities useful for the conduct of the business enterprise of this corporation.

         In general, to carry on any other business in connection with the foregoing, and to have and exercise all powers conferred by the laws of the State of New Jersey upon corporations, and to engage in any lawful activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                                   ARTICLE IV

         The aggregate number of shares which the corporation shall have authority to issue are two thousand five hundred (2,500) shares of common stock with a par value of Ten ($10.00) Dollars each, or a total capitalization of Twenty Five Thousand ($25,000.00) Dollars.

                                    ARTICLE V

         The corporation will not commence business until the consideration of at least one Thousand ($1,000.00) Dollars has been received for the issuance of shares.

                                   ARTICLE VI

         The address of its principal office shall be 28 West State Street, Trenton, New Jersey 08608, and the name of the resident agent at said address is The Corporation Trust Company.

                                   ARTICLE VII

         The initial Board of Directors shall consist of three (3) members, and the initial Board who shall act until the first annual meeting of stockholders and their successors have been elected and qualified are:

         Troy Seanor             210 Rt. 46 E., Saddle Brook, N.J. 07662
         Tony Maggio             210 Rt. 46 E., Saddle Brook, N.J. 07662
         Bob Lagravenis          210 Rt. 46 E., Saddle Brook, N.J. 07662

                                  ARTICLE VIII

         The name and address of the incorporator is as follows: John A. Lorentz 2721 N. Central Avenue, Phoenix, Az. 85004

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 10th day of May, 1990.

                                                   /s/ John A. Lorentz
                                                   -----------------------------
                                                   John A. Lorentz, Incorporator

STATE OF ARIZONA

COUNTY OF MARICOPA

         On this 10th day of May, 1990, before me, a Notary Public for the State of Arizona, personally appeared John A. Lorentz, known to me to be the person named in and who executed the foregoing instrument, and who acknowledged that he had executed the same and that the matters therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my Notarial seal this 10th day of May, 1990.

      /s/ Blanche I. Passolt
------------------------------        NOTARY PUBLIC

       (NOTARIAL SEAL)

Form C-102a
Rev. 7-1-71

                         CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                         NEW CO. OF NORTHERN NEW JERSEY,

                     (For Use by Domestic Corporations Only)

To: The Secretary of State "FEDERAL EMPLOYER IDENTIFICATION NO." State of New Jersey

         Pursuant to the provisions of Section l4A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is New Co. of Northern New Jersey, Inc.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 17th day of July, 1990:

         Resolved, that Article I of the Certificate of Incorporation be amended to read as follows:

                  The name of the corporation is: U-Haul Co. of
                                New Jersey, Inc.

         3. The number of shares outstanding at the time of the adoption of the amendment was 500. The total number of shares entitled to vote thereon was 500. If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)

         4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

Number of Shares Voting For Amendment  Number of Shares Voting Against Amendment
-------------------------------------  ----------------------------------------
                  500                                   -0-

(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes, Omit this clause if not Applicable.)

         5. The stated capital of the corporation is reduced in the following amount:
____________ . The manner in which the reduction is effected is as follows:

                                       n/a

         The amount of stated capital of the corporation after giving effect to the reduction is $________________(Must be set forth in dollars.)

                                       n/a

         6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

                                      n/a

         (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

         7. The effective date of this Amendment to the Certificate of Incorporation shall be when filed.

Dated this 2nd day of January, 1991.

                                            New Co. of Northern New Jersey, Inc.
                                            ------------------------------------
                                                     (CORPORATE NAME)

                                             By: /s/ John A. Lorentz
                                             -----------------------------------
                                                       (SIGNATURE)

                                             John A. Lorentz, President
                                             -----------------------------------
                                                (TYPE OR PRINT NAME AND TITLE)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

Fees for filing in Office of the Secretary of State, State House, Trenton, N. J. 08625.

        Filing Few               [ILLEGIBLE]

NOTE: No recording Fees will be [ILLEGIBLE].

FOLDER NO.:

         CERTIFICATE OF AMENDMENT TO

         CERTIFICATE OF INCORPORATION OF
                                                RECORDED AND FILED:
         -------------------------------
         (Domestic Corporations Only)

         FILED BY:

                                                ___________________
                                                Recorder's Initials

TRANSACTION NO.:_______________________